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                                                                 EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1999, with respect to the financial statements of Advanced Communication Resources, Inc., included in the registration statement and related prospectus of USinternetworking, Inc. dated January 26, 2000.

                                       /s/ Mahoney Cohen & Company, CPA, P.C.
                                       --------------------------------------
                                         Mahoney Cohen & Company, CPA, P.C.

New York, New York
January 26, 2000